Exhibit 10.b.ii

MASCO CORPORATION

2004 RESTRICTED STOCK AWARD PROGRAM

(a program established under the

1991 long term stock incentive plan)

To Qualify Grants of Restricted Stock Under Section 162(m) of the Internal Revenue Code

Section 1.                                          Purpose

The Masco Corporation 2004 Restricted Stock Award Program (the “Stock Award Program”) continues the practice of Masco Corporation (the “Company”) of granting performance-based compensation to executive officers and other key employees pursuant to the Masco Corporation 1991 Long Term Stock Incentive Plan (the “1991 Plan”). Compensation paid hereunder to executive officers is intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code.

Section 2.                                          Eligibility

The individuals eligible to participate in the Stock Award Program (the “Participants”) are the executive officers and such other key employees of the Company as may be designated by the Organization and Compensation Committee of the Board of Directors of the Company (the “Committee”).

Section 3.                                          Performance Period

Each Performance Period for purposes of the Stock Award Program shall have a duration of one calendar year, commencing January 1 and ending December 31, unless determined otherwise by the Committee.

Section 4.                                          Administration

The Stock Award Program shall be subject to the terms and conditions of the 1991 Plan, and shall be administered by the Committee, which shall have the full power and authority to administer and interpret the Plan and to establish rules for its administration in accordance with the 1991 Plan. Compensation earned by a Participant under the Stock Award Program in accordance with Section 6 shall be paid in the form of one or more Restricted Stock Awards granted under, and out of the shares available under, the 1991 Plan.

Section 5.                                          Performance Goals

On or before the 90th day of each Performance Period, the Committee shall establish in writing one or more performance criteria for the Performance Period and the weighting of the performance criteria if more than one. The performance criteria shall consist of one or more of the following: net income, earnings per common share, cash flow, revenues, return on assets, return on invested capital or total shareholder return. The following shall be excluded in determining whether any performance criterion has been attained: losses resulting from discontinued operations, extraordinary losses (in accordance with generally accepted accounting principles, as currently in effect), the cumulative effect of changes in accounting principles and other unusual, non-recurring items of loss that are separately identified and quantified in the Company’s audited financial statements.

Section 6.              Awards

On or before the 90th day of each Performance Period, the Committee shall establish in writing target performance criteria and the corresponding compensation amounts for Participants, as designated by the Committee. No Participant may receive grants of restricted stock hereunder in any year having an aggregate value greater than $10 million, which value shall be determined by multiplying the number of shares granted by the fair market value of the shares at the time of grant. The Committee shall have the power and authority to reduce or eliminate for any reason the amount of the restricted stock awards that would otherwise be granted to a Participant based on the performance criteria.

Section 7.              Certification and Payment

With respect to any compensation intended to constitute performance-based compensation for deductibility under Section 162(m) of the Internal Revenue Code, as soon as practicable after release of the Company’s financial results for the Performance Period, the Committee will certify the Company’s attainment of the criteria established for such Performance Period pursuant to Section 5, and will calculate and certify the amount of the restricted stock award(s) to be granted to each Participant for such Performance Period.

Section 8.              Other Plans and Programs

Nothing contained in this Stock Award Program shall prevent the Company from adopting or continuing in effect any other or additional compensation arrangements or making other compensatory awards or grants to its employees, including employees eligible under this Stock Award Program and including awards relating to shares of the Company.

Section 9.              Amendment

The Committee shall have the right to suspend or terminate this Stock Award Program at any time and may amend or modify the Stock Award Program at any time.

Section 10.            Adoption and Duration

The Stock Award Program was approved by the Committee on March 30, 2004 subject to the approval of the stockholders of the Company at the 2004 Annual Meeting of Stockholders. The effective date of the Stock Award Program shall be January 1, 2004. No grants of restricted stock may be made pursuant hereto after May 17, 2010.